UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2024
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Agreement.

On September 19, 2024, EPR Properties (the "Company") entered into a Fourth Amended, Restated and Consolidated Credit Agreement (the "Amended Credit Agreement") providing for a $1.0 billion senior unsecured revolving credit facility (the "New Revolving Credit Facility") with KeyBank National Association ("KeyBank"), as administrative agent, and the other agents and lenders party thereto.

The Amended Credit Agreement amended, restated and replaced the Company's prior senior unsecured revolving credit facility provided under the Third Amended, Restated and Consolidated Credit Agreement, dated as of October 6, 2021, as amended, among the Company, as borrower, KeyBank, as administrative agent, and the other agents and lenders party thereto. The amendments to the prior senior unsecured revolving credit facility reflected in the Amended Credit Agreement, among other things: (i) extended the maturity date of the revolving credit facility; (ii) generally reduced the interest rate payable on outstanding loans; (iii) eliminated the tangible net worth covenant; (iv) modified the secured debt to total assets financial covenant to permit increased secured debt if the Company so elects; and (v) modified and simplified the capitalization rates used to value assets under the facility.

The Amended Credit Agreement provides for an initial maximum principal amount of $1.0 billion available under the New Revolving Credit Facility (which includes a $100.0 million letter-of-credit subfacility and a $300.0 million foreign currency revolving credit subfacility). The Amended Credit Agreement contains an "accordion" feature under which the Company may increase the total maximum principal amount available under the Amended Credit Agreement by $1.0 billion, to a total of $2.0 billion. If the Company exercises all or any portion of the $1.0 billion accordion feature referenced above, the resulting increase in the New Revolving Credit Facility may have a shorter or longer maturity date and different pricing terms. Any exercise of the accordion feature requires the consent of each lender participating in the increased facility.

The New Revolving Credit Facility matures on October 2, 2028, subject to two six-month extensions (for a total of 12 months) exercisable at the Company's option. The Company's exercise of an extension option is subject to the absence of any default under the Amended Credit Agreement and the Company's compliance with certain conditions, including the payment of extension fees to the lenders under the New Revolving Credit Facility.

At the close of business on September 19, 2024, $169.0 million was outstanding under the New Revolving Credit Facility resulting in $831.0 million being available at such time for additional credit extensions. The Company's ability to obtain revolving credit advances under the Amended Credit Agreement is contingent upon certain conditions, including the absence of a default under the Amended Credit Agreement. Revolving credit loan proceeds may be used for general business purposes, including the acquisition of real estate and other permitted investments.

The outstanding principal balance of U.S. dollar-denominated loans under the New Revolving Credit Facility bears interest based on either a daily floating rate or a term rate, at the Company's option. U.S. dollar-denominated daily floating rate loans may be based on a Base Rate or an adjusted daily simple Secured Overnight Financing Rate ("SOFR") rate, plus an applicable margin. U.S. dollar-denominated term rate loans are based on adjusted term SOFR, with an interest period of one-, three- or six-months, at the Company's option, plus an applicable margin. Interest accruing at either adjusted daily simple SOFR or adjusted term SOFR includes a 10 basis point index adjustment spread, plus the applicable margin. The foregoing adjusted daily floating or term interest rates are increased by a spread (applicable margin) based on the ratings periodically assigned to the Company's senior long-term unsecured debt by rating agencies, as set forth in the table below. The Company also pays a facility fee on the total facility amount ($1.0 billion or, upon the exercise of the "accordion" feature described above, the resulting increased amount), which fee is calculated by multiplying the total facility amount by a fluctuating annual rate based on the ratings periodically assigned to the Company's senior long-term unsecured debt by rating agencies, as set forth in the table below. Non-U.S. dollar-denominated loans bear interest at different interest rates, depending on the applicable currency.

S&P rating	Moody's rating	Fitch's rating	Base Rate spread	SOFR spread	Facility fee
≥ A-	≥ A3	≥ A-	0.00%	0.725%	0.125%
= BBB+	= Baa1	= BBB+	0.00%	0.775%	0.15%
= BBB	= Baa2	= BBB	0.00%	0.85%	0.20%
= BBB-	= Baa3	= BBB-	0.05%	1.05%	0.25%
≤ BB+	≤ Ba1	≤ BB+	0.40%	1.40%	0.30%

During any period that the Company has received credit ratings from any of the three rating agencies set forth in the table above which are not equivalent, pricing will be determined by the highest of the credit ratings, provided that the next highest credit rating is only one level below that of the highest credit rating. If the next highest credit rating is more than one level below that of the highest credit rating, pricing will be determined by the credit rating one level higher than the second highest credit rating. Different interest rates apply to loans outstanding under the New Revolving Credit Facility that are not denominated in U.S. Dollars.

The New Revolving Credit Facility does not require payment of an unused line fee on the unused portion of the New Revolving Credit Facility.

For purposes of the New Revolving Credit Facility, the "Base Rate" is the greater of (a) the agent's prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, (c) 1.0% above the then-current one-month adjusted term SOFR, or (d) one percent, all on a per annum basis. The New Revolving Credit Facility includes customary transition language should a particular interest rate index cease to be available.

The Amended Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of the Company and/or all or certain of its subsidiaries to take the following actions: (i) make distributions; (ii) incur debt; (iii) make investments; (iv) grant or suffer liens; (v) undertake mergers, consolidations, asset sales and other fundamental entity changes; (vi) make material changes to contracts and organizational documents; and (vii) enter into transactions with affiliates.

The Amended Credit Agreement also contains financial covenants applicable to the Company and some or all of its subsidiaries involving (i) maximum total debt to total asset value, (ii) maximum permitted investments, (iii) maximum secured debt to total asset value, (iv) maximum unsecured debt to eligible unencumbered properties, (v) minimum unsecured interest coverage, and (vi) minimum fixed charge coverage.

The Amended Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 7.01. Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing its entry into the Amended Credit Agreement. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Fourth Amended, Restated and Consolidated Credit Agreement, dated as of September 19, 2024, among the Company, as borrower, KeyBank National Association, as administrative agent, and the other agents and lenders party thereto.
99.1	Press release, dated September 23, 2024, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: September 23, 2024